                                  MAXCO, INC.
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                                    Three Months Ended June 30,
                                                                    1997                1996
                                                             ------------------  ------------------
                                                              (In thousands except per share data)
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS
---------------------------------------------------------
Net income from continuing operations                               $    1,325          $      139
Net income from discontinued operations                                                        308
                                                                    ----------          ----------
Net income                                                               1,325                 447
Preferred stock dividends                                                  (83)                (51)
Net Income Attributable To Common Stock-Primary
 Continuing operations                                                   1,242                  88
 Discontinued operations                                                                       308
                                                                    ----------          ----------
                                                                         1,242                 396
                                                                    ==========          ==========
Net Income Attributable To Common Stock-Fully Diluted
 Continuing operations                                                   1,242                 115
 Discontinued operations                                                                       308
                                                                    ----------          ----------
                                                                         1,242                 423
                                                                    ==========          ==========
PRIMARY
---------------------------------------------------------
Average shares outstanding                                           3,510,963           4,233,184
Net effect of dilutive stock options--based on the
 Treasury Stock Method using average market price                       62,916             123,755
                                                                    ----------          ----------
                                                      TOTAL          3,573,879           4,356,939
Net income per share:
 Continuing operations                                              $      .35          $      .02
 Discontinued operations                                                                       .07

                                                                    ----------          ----------
                                                                    $      .35          $      .09
                                                                    ==========          ==========
FULLY DILUTED
---------------------------------------------------------
Average shares outstanding                                           3,510,963           4,233,184
Net effect of dilutive stock options--based on the Treasury
 Stock Method using the quarter-end market price if
 higher than average market price                                       64,131             123,755
Assumed conversion of series two 12% cumulative
 redeemable convertible preferred stock                                                    231,840
                                                                    ----------          ----------
                                                      TOTAL          3,575,094           4,588,779
Net income per share:
 Continuing operations                                              $      .35          $      .02
 Discontinued operations                                                                       .07
                                                                    ----------          ----------
                                                                    $      .35          $      .09
                                                                    ==========          ==========

                                       13